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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISISON
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          Date of Report: July 27, 2006


                                   TEXXON, INC


                                    Oklahoma
                                    --------
         (State or Other Jurisdiction of Incorporation or Organization)


            000-49648                                    73-1554122
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     (Commission File Number)                  (IRS Employer Identification No.)

11601 Wilshire, Suite 2030, Los Angeles, CA                90025
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(Address or Principal executive offices)                 (Zip Code)

                                 (310) 439-3119
                                 --------------
              (Registrant's telephone number, including Area Code)

                                 Not Applicable
                                 --------------
17623 Old Richmond Road, Sugarland, Texas                33782-6105

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 27, 2006 Texxon. (the "Customer") consummated a contract with Digitrad France("Provider") that will enable the Customer to offer VoIP services using a turn-key SIP network. (Session Initiation Protocol is a protocol for initiating, modifying, and terminating an interactive user session that involves multimedia elements such as video, voice, instant messaging, online games, and virtual reality). The deployment of the software and hardware platform is set to go live in early Q4 of 2006 and will allow TelePlus to offer a seamless telecommunications service utilizing a converged billing system for customers on the road (using the Vocalyz(TM) product) and at home (using the VoIP enabled product).

This structure extends the customer life cycle of the product and will in turn generate more revenue from a single sale. In the past, the Teleplus cell phone product/service would have a consumer life-span of about only two weeks, which corresponds to the common business/leisure travel time for many. But by allowing customers to continue making and receiving long distance calls and to access the TelePlus proprietary 'in-language' interpreter/concierge services beyond the travel experience, there is an efficient form of seamless communications with a continuous revenue stream. The unification of access components (GSM/VoIP/WiFi) and consolidated billing applications enables Teleplus to create new markets both in the US and abroad. The description below is not a complete description of the material terms of the transaction and is qualified in its entirety by reference to the agreements entered into in connection with the transaction, copies of which are included as exhibits to this Current Report on Form 8-K

1. DESCRIPTION OF SERVICES

Provider provides Voice over Internet (VoIP) which means that it provides software which transmits voice communication by means of the Internet. Installing this software allows Teleplus' customers to communicate with any other End Customer (Teleplus' or other customer) by means of their computers, landlines or mobile phones.

2. DESCRIPTION OF INCOMING SERVICES

The Service consists of the collection and conveyance of calls directed to telephone numbers allocated to Customer to the VOIP-PSTN gateways. Voice over Internet Protocol, also called VoIP is the routing of voice conversations over the Internet or through any other Internet Protocol-based network. The public switched telephone network (PSTN) is the concentration of the world's public circuit-switched telephone networks, in much the same way that the Internet is the concentration of the world's public IP-based packet-switched networks. Originally a network of fixed-line analog telephone systems, the PSTN is now almost entirely digital, and now includes mobile as well as fixed telephones.

3. DESCRIPTION OF OUTGOING SERVICES
The Service consists of the receiving of a Call on the VoIP-PSTN Gateway as well as the conveyance of the Call from the VoIP-PSTN gateway to numbers implemented on Provider's infrastructure, or implemented on the infrastructure of third parties with whom Provider has entered into an interconnection agreement, for completion of the Call by Provider.

4. SOFTPHONE LICENSE

Provider is willing to supply to Customer for the purpose of combining with other software products, hardware products, or services that Customer will include in its Customer's VoIP service and Customer`s Website on the terms and conditions set forth herein.

Subject to the terms and conditions of this Agreement, Customer shall:

         A. Incorporate Softphone into Customer Website and/or Customer's VoIP service(s);
         B. Market, sell and deliver Customer Website and/or Customer's VoIP service(s);
         C. Present the End Customer License Agreement to all prospective End Customers;

Provider hereby grants to Customer a nonexclusive and nontransferable right and license during the term of this Agreement to integrate the Softphone with and incorporate the Softphone into Customer's Website and Customer's VoIP service(s), to copy the Softphone, or the Master Media, for use as part of Customer's VoIP services, and to distribute such copies of the Softphone as part of the Customer's Website and Customer's VoIP services. Customer shall have no right to modify or prepare derivative works of Softphone or to possess or use the source code form of the Softphone.

Any distribution of the Softphone shall be pursuant to the terms and conditions of the End Customer License Agreement. The End Customer License Agreement included with all Customer's Website and all copies of Customer's VoIP Service(s) shall be substantially identical in terms and form to that set forth in Exhibit D. Customer may, from time to time, change the terms of the End Customer License Agreement set forth in Exhibit D, however, if the proposed changes to the End Customer License Agreement substantially affect the rights of Provider, then such proposed changes will be subject to the review and prior written approval of Provider, which approval will not be unreasonably withheld.

9.01     FINANCIAL STATEMENTS AND EXHIBITS

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                                    SIGNATURE

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        TEXXON, INC.
Dated: July 27, 2006

                                    By: /S/ CLAUDE BUCHERT
                                        ----------------------------------------
                                        Claude Buchert, CEO and President